Exhibit 99.1

GXO Logistics Reports Second Quarter 2022 Results

Highlights

•Second quarter revenue of $2.2 billion, up 15% year-over-year; including organic revenue growth1 of 20%; net income attributable to GXO of $51 million; and adjusted EBITDA1 of $176 million; diluted EPS of $0.44 and adjusted diluted EPS1 of $0.68 or 55% growth
•2022 organic revenue growth1 upgraded to 12-16% year-over-year from 11-15%; full-year adjusted EBITDA guidance1 upgraded to $715-$750 million from $707-$742 million

Business Highlights2

•Highest-ever quarterly new business wins of $475 million
•Over $1 billion of incremental revenue contracted for 2022, equivalent to 14% of 2021 revenue; plus a further ~$500 million contracted for 2023 and ~$200 million for 2024
•Sales pipeline of over $2 billion, up markedly year-over-year
•Revenue retention rate consistently in the mid-to-high 90s since spin
•Closed acquisition of Clipper Logistics

GREENWICH, Conn. — August 2, 2022 — GXO Logistics, Inc. (NYSE: GXO) today announced results for the second quarter ended June 30, 2022.

Today marks the one-year anniversary of GXO’s debut on the New York Stock Exchange, creating the world’s largest publicly traded pure-play contract logistics provider.

Malcolm Wilson, Chief Executive Officer of GXO, said, “One year ago today, we became GXO, creating a pure-play logistics leader with a mission to accelerate growth, advance our technological leadership, maintain a robust capital structure, and drive value for our stakeholders. In our first year, I’m proud to say that we’ve delivered on our promises. We posted record operating results, completed the strategic acquisition of Clipper Logistics, grew market share by accelerating automation, maintained our investment grade balance sheet, set the industry benchmark for ESG, and established ourselves as the go-to logistics provider to the world’s leading blue-chip brands.

“Our phenomenal second quarter performance and our market share gains reflect the value that GXO brings to our customers. We achieved record organic revenue growth for a quarter and our highest-ever $475 million of new business wins that give us multi-year revenue visibility, even beyond 2024. Our strong growth, earnings, cash flow, and balance sheet demonstrate the resilience of our business and give us confidence in our future. We continue to benefit from durable tailwinds, and the demand for our cutting-edge automated solutions is only growing stronger as customers increasingly look to GXO to help navigate supply chain complexity, elevated inventory levels, and high inflation.

1 For definitions of non-GAAP measures see the “Non-GAAP Financial Measures” section in this press release.
2 Key operational metrics exclude impact of the Clipper acquisition.

“As a result of our highest-ever new business wins, combined with our first half achievements, we are pleased to raise our guidance once again.”

Second Quarter 2022 Results

Revenue increased to $2.2 billion, compared with $1.9 billion for the second quarter 2021. Net income attributable to GXO was $51 million, compared with $11 million for the second quarter 2021. GXO reported pro forma net income attributable to GXO of $16 million for the second quarter 2021. Diluted earnings per share was $0.44, compared with $0.10 for the second quarter 2021.

Adjusted net income attributable to GXO1 was $79 million, compared with $51 million for the second quarter 2021. Adjusted diluted earnings per share1 was $0.68, compared with $0.44 for the second quarter 2021.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA1”) increased to $176 million from $150 million in the second quarter 2021. GXO reported pro forma adjusted EBITDA1 of $161 million for the second quarter 2021.

GXO generated $154 million of cash flow from operations, compared with $99 million for the second quarter 2021. In the second quarter 2022, GXO generated $68 million of free cash flow1 representing a 39% conversion ratio to Adjusted EBITDA, compared to $49 million for the second quarter 2021.

During the second quarter 2022, GXO won new customer contracts expected to contribute $475 million in annualized revenue. The new customer contracts GXO won through the second quarter 2022 are expected to contribute ~$500 million in incremental revenue in 2023.

2022 Guidance Update3

GXO is updating its full-year 2022 guidance, as follows:

•Organic revenue growth1 of 12%-16% (previously 11%-15%)
•Adjusted diluted earnings per share1 of $2.70-$2.90 (unchanged)
•Adjusted EBITDA1 of $715 million to $750 million (previously $707 million to $742 million)
•Return on invested capital1 of greater than 30% (unchanged)
•Free cash flow1 of approximately 30% of adjusted EBITDA1(unchanged)

Conference Call

GXO will hold a conference call on Wednesday, August 3, 2022, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 877-407-8029; international callers dial +1 201-689-8029. Conference ID: 13731429. A live webcast of the conference will be available on the Investor Relations area of the company’s website, investors.gxo.com. The conference will be archived until August 17, 2022. To access the replay by phone, call toll-free (from US/Canada) 877-660-6853; international callers dial +1 201-612-7415. Use participant passcode 13731429.

About GXO Logistics

GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of e-commerce, automation and outsourcing. GXO is committed to providing a diverse, world-class workplace for approximately 120,000 team members across more than 900 facilities totaling approximately 200 million square feet. The company partners with the world’s
3 Our guidance reflects the acquisition of Clipper Logistics, excluding synergies; current foreign currency exchange rates; and the deconsolidation of a 50% owned joint venture.

leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and e-commerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut, USA. Visit GXO.com for more information and connect with GXO on LinkedIn, Twitter, Facebook, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables below.

GXO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, adjusted net income attributable to GXO and adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue, organic revenue growth and return on invested capital (“ROIC”).

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables below. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to the combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We calculate ROIC as our last twelve-month adjusted EBITA, net of income taxes paid divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full-year 2022 adjusted EBITDA, organic revenue growth, adjusted diluted EPS, ROIC, and free cash flow, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2022 financial targets for organic revenue growth, adjusted diluted EPS, adjusted EBITDA, ROIC, and free cash flow; and the expected incremental revenue impact of new customer contracts in 2022, 2023 and 2024. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic, including vaccine mandates; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the spin-off, and uncertainties regarding the spin-off, including the risk that the spin-off will not produce the desired benefits; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions.

All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Chris Jordan
+1 (203) 536 8493
chris.jordan@gxo.com

Media Contact

Matthew Schmidt
+1 (203) 307-2809
matt.schmidt@gxo.com

GXO Logistics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2022	2021	2022	2021
Revenue	$2,156	$1,882	$4,239	$3,704
Direct operating expense	1,775	1,554	3,523	3,074
Selling, general and administrative expense	220	177	410	348
Depreciation and amortization expense	77	95	153	174
Transaction and integration costs	24	35	43	53
Restructuring costs (credits) and other	1	(1)	14	3
Operating income	59	22	96	52
Other income (expense), net	23	(1)	39	—
Interest expense, net	(9)	(6)	(13)	(11)
Income before income taxes	73	15	122	41
Income tax expense	(21)	(1)	(32)	(10)
Net income	52	14	90	31
Less: Net income attributable to noncontrolling interests	(1)	(3)	(2)	(6)
Net income attributable to GXO	$51	$11	$88	$25

Earnings per share data
Basic earnings per share	$0.44	$0.10	$0.76	$0.22
Diluted earnings per share	$0.44	$0.10	$0.76	$0.22

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116,131	114,626	115,435	114,626
Diluted weighted-average common shares outstanding	116,646	114,626	116,111	114,626

GXO Logistics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$384	$333
Accounts receivable, net of allowances of $13 and $13, respectively	1,560	1,507
Other current assets	312	259
Total current assets	2,256	2,099
Long-term assets
Property and equipment, net of $1,172 and $1,128 in accumulated depreciation, respectively	905	863
Operating lease assets	1,900	1,772
Goodwill	2,769	2,017
Intangible assets, net of $413 and $407 in accumulated amortization, respectively	557	257
Other long-term assets	319	263
Total long-term assets	6,450	5,172
Total assets	$8,706	$7,271
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$592	$624
Accrued expenses	1,012	998
Short-term borrowings and obligations under finance leases	84	34
Current operating lease liabilities	490	453
Other current liabilities	186	220
Total current liabilities	2,364	2,329
Long-term liabilities
Long-term debt and obligations under finance leases	1,801	927
Long-term operating lease liabilities	1,570	1,391
Other long-term liabilities	410	234
Total long-term liabilities	3,781	2,552
Commitments and contingencies
Stockholders’ Equity
Common Stock, $0.01 par value per share; 300,000 shares authorized, 118,610 and 114,659 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Preferred Stock, $0.01 par value per share; 10,000 shares authorized, 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,561	2,354
Retained earnings	214	126
Accumulated other comprehensive loss	(246)	(130)
Total stockholders’ equity before noncontrolling interests	2,530	2,351
Noncontrolling interests	31	39
Total equity	2,561	2,390
Total liabilities and equity	$8,706	$7,271

GXO Logistics, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2022	2021
Cash flows from operating activities:
Net income	$90	$31
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	153	174
Stock-based compensation expense	16	13
Deferred tax benefit	3	3
Other	1	(6)
Changes in operating assets and liabilities
Accounts receivable	(20)	(9)
Other assets	(30)	(73)
Accounts payable	(56)	(40)
Accrued expenses and other liabilities	43	53
Net cash provided by operating activities	200	146
Cash flows from investing activities:
Capital expenditures	(154)	(119)
Proceeds from sales of property and equipment	6	2
Purchase and sale of affiliate trade receivables, net	—	12
Acquisition of businesses, net of cash acquired	(874)	34
Other	19	—
Net cash used in investing activities	(1,003)	(71)
Cash flows from financing activities
Proceeds from issuance of debt, net	898	—
Repayment of debt related to securitization transactions and other	—	(25)
Repayment of debt and finance leases	(15)	(56)
Purchase of noncontrolling interests	—	(128)
Taxes paid related to net share settlement of equity awards	(12)	—
Net transfers from XPO Logistics, Inc.	—	116
Other	(2)	15
Net cash provided by (used in) financing activities	869	(78)
Effect of exchange rates on cash and cash equivalents	(15)	1
Net increase (decrease) in cash and cash equivalents	51	(2)
Cash and cash equivalents, beginning of period	333	328
Cash and cash equivalents, end of period	$384	$326
Supplemental disclosure of cash flow information:
Common Stock issued for acquisition	$203	$—

Key Data
Disaggregation of Revenues
(Unaudited)

Our revenue disaggregated by geographical area was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
United Kingdom	$777	$615	$1,481	$1,167
United States	685	551	1,366	1,135
France	183	190	359	370
Netherlands	163	157	333	305
Spain	123	122	243	241
Other	225	247	457	486
Total	$2,156	$1,882	$4,239	$3,704

Our revenue can also be disaggregated by various verticals, reflecting our customers’ principal industry sector. Our revenue disaggregated by industry sector was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
E-commerce, omnichannel retail and consumer technology	$1,194	$999	$2,324	$1,950
Food and beverage	336	312	674	611
Industrial and manufacturing	269	251	532	499
Consumer packaged goods	224	184	436	370
Other	134	136	273	274
Total	$2,156	$1,882	$4,239	$3,704

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA margin
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2022	2021		2022	2021
			(Pro forma)(1)			(Pro forma)(1)
Net income attributable to GXO	$51	$11	$16	$88	$25	$34
Net income attributable to noncontrolling interests	1	3	3	2	6	6
Net income	$52	$14	$19	$90	$31	$40
Interest expense, net	9	6	8	13	11	15
Income tax expense	21	1	2	32	10	13
Depreciation and amortization expense	77	95	95	153	174	174
Transaction and integration costs	24	35	35	43	53	53
Restructuring costs (credits) and other	1	(1)	(1)	14	3	3
Unrealized gain on foreign currency options and other	(8)	—	—	(14)	—	—
Adjusted EBITDA(2)	$176	$150	$158	$331	$282	$298
Allocated corporate expense(3)			13			29
Public company standalone cost(4)			(10)			(23)
Pro forma adjusted EBITDA(1)(2)			$161			$304

Revenue	$2,156	$1,882	$1,882	$4,239	$3,704	$3,704
Adjusted EBITDA margin(5)	8.2%	8.0%	8.6%	7.8%	7.6%	8.2%
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(4) Estimated costs of operating GXO as a standalone public company.
(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA margin
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2022	2021		2022	2021
			(Pro forma)(1)			(Pro forma)(1)
Net income attributable to GXO	$51	$11	$16	$88	$25	$34
Net income attributable to noncontrolling interests	1	3	3	2	6	6
Net income	$52	$14	$19	$90	$31	$40
Interest expense, net	9	6	8	13	11	15
Income tax expense	21	1	2	32	10	13
Amortization expense	13	14	14	27	28	28
Transaction and integration cost	24	35	35	43	53	53
Restructuring costs (credits) and other	1	(1)	(1)	14	3	3
Unrealized gain on foreign currency options and other	(8)	—	—	(14)	—	—
Adjusted EBITA(2)	$112	$69	$77	$205	$136	$152
Depreciation expense(3)			7			13
Allocated corporate expense(4)			13			29
Public company standalone cost(5)			(10)			(23)
Pro forma adjusted EBITA(1)(2)			$87			$171

Revenue	$2,156	$1,882	$1,882	$4,239	$3,704	$3,704
Adjusted EBITA margin(6)	5.2%	3.7%	4.6%	4.8%	3.7%	4.6%
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.
(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2022	2021	2022	2021
Net income attributable to GXO	$51	$11	$88	$25
Amortization expense	13	14	27	28
Transaction and integration costs	24	35	43	53
Restructuring costs (credits) and other	1	(1)	14	3
Unrealized gain on foreign currency options and other	(8)	—	(14)	—
Income tax associated with the adjustments above(1)(2)	(2)	(8)	(11)	(16)
Adjusted net income attributable to GXO(3)	$79	$51	$147	$93

Adjusted basic earnings per share(3)	$0.68	$0.44	$1.27	$0.81
Adjusted diluted earnings per share(3)	$0.68	$0.44	$1.27	$0.81

Weighted-average shares outstanding:
Basic weighted-average common shares outstanding	116,131	114,626	115,435	114,626
Diluted weighted-average common shares outstanding	116,646	114,626	116,111	114,626

Aggregated tax of all non-tax related adjustments reflected above:
Unrealized gain on foreign currency options and other	$2	$—	$4	$—
Amortization expense	(4)	(2)	(7)	(5)
Transaction and integration costs	—	(6)	(5)	(10)
Restructuring costs (credits) and other	—	—	(3)	(1)
Total income tax associated with the adjustments above	$(2)	$(8)	$(11)	$(16)
(1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes.
(2) A portion of the transaction costs is not deductible.
(3) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Other Reconciliations
(Unaudited)

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net cash provided by operating activities	$154	$99	$200	$146
Payment for purchases of property and equipment	(89)	(52)	(154)	(119)
Proceeds from sale of property and equipment	3	2	6	2
Free Cash Flow(1)	$68	$49	$52	$29
(1) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of Revenue to Organic Revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Revenue	$2,156	$1,882	$4,239	$3,704
Revenue from acquired business	(80)	—	(80)	—
Revenue from deconsolidation	—	(23)	(20)	(45)
Foreign exchange rates	164	—	243	—
Organic revenue(1)	$2,240	$1,859	$4,382	$3,659

Revenue growth(2)	14.6%		14.4%
Organic revenue growth(1)(3)	20.5%		19.8%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Revenue growth is calculated as the change in year-over-year revenue growth, expressed as a percentage of 2021 revenue.
(3) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

GXO Logistics, Inc.
Return on Invested Capital
(Unaudited)

	Six Months Ended June 30,		Year Ended December 31,	Trailing Twelve Months Ended June 30,
(In millions)	2022	2021	2021	2022
		(Pro forma)(1)
Adjusted EBITA(1)(2)	$205	$171	$374	$408
Cash paid for income taxes	(46)	(22)	(75)	(99)
Adjusted EBITA(1)(2), net of taxes paid	$159	$149	$299	$309
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.

(In millions)	June 30, 2022
Total Equity	$2,561
Plus: Debt	1,885
Less: Cash and Cash equivalents	384
Less: Goodwill	2,769
Less: Intangible assets, net	557
Invested Capital	$736

Ratio of Return on Invested Capital(1)(2)	42.0%
(1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital.
(2) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Reconciliation of Net Income to Trailing Twelve Months Adjusted EBITA
(Unaudited)

	Six Months Ended June 30,		Year Ended December 31,	Trailing Twelve Months Ended June 30,
(In millions)	2022	2021	2021	2022
		(Pro forma)(1)
Net income attributable to GXO	$88	$34	$162	$216
Net income attributable to noncontrolling interests	2	6	8	4
Net income	$90	$40	$170	$220
Interest expense, net	13	15	25	23
Income tax expense (benefit)	32	13	(5)	14
Amortization expense	27	28	61	60
Transaction and integration costs	43	53	99	89
Restructuring costs and other	14	3	4	15
Unrealized gain on foreign currency options and other	(14)	—	(1)	(15)
Adjusted EBITA(2)	$205	$152	$353	$406
Depreciation expense(3)		13	15	2
Allocated corporate expense(4)		29	29	—
Public company standalone cost(5)		(23)	(23)	—
Pro forma adjusted EBITA(1)(2)		$171	$374	$408
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.